   EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated July 23, 2004 with respect to the balance sheet of Twofold Photos, Inc. as of December 31, 2003 and June 30, 2004, and the related statement of income and retained earnings, and cash flows for the year ended December 31, 2003 and the six months ended June 30, 2004, which reports appear in the Form 8-K/A of CNET Networks, dated October 15, 2004.

/s/ Totilo & Company
Certified Public Accountants
Stamford, Connecticut
October 15, 2004